Exhibit 23.01



Consent of Independent Accountants


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 (pursuant to the Made2Manage Systems, Inc. 1999 Stock Option Plan) of our report dated March 1, 1999 relating to the consolidated financial statements and financial statement schedules of Made2Manage Systems, Inc., which appears in Made2Manage Systems, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998.




/S/
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PricewaterhouseCoopers L.L.P.
Indianapolis, Indiana
August 19, 1999